UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A
 (RULE 14a-101)

SCHEDULE 14A INFORMATION

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In The District Court	Dissolution File 19612-12-15
In Nazareth - Israel	Before The Hon. Mr. Justice Attif Ailabouni.

Notice of Convening of a Creditors’ Meeting

In Re:	The Companies Law, 5759 – 1999

And In Re:	Companies Regulations (Application for Compromise or Settlement), 5762-2002

And In Re:	DEFENSE INDUSTRIES INTERNATIONAL INC.

 (Hereinafter: the “Company")

And In Re:	Uri Nissani ID No. 052013224

(Hereinafter: the “Controlling Interest”)

And In Re:	Rechela Locker ID No. 025013806

                                                                                    (Hereinafter: the “Office Holder”)

And In Re:	The proposed Creditors' Arrangement on behalf of the Controlling Interest and the Office Holder

Pursuant to the decision of the Nazareth District Court (the Hon. Justice Attif Ailabouni) of 09.10.2018, notice is hereby given on the convening of a creditors’ meeting for a discussion and vote on the proposed creditors arrangement, dealing with the full and final discharge of the claims and/or suits and/or demands towards the Controlling Interest and/or the Office Holder and/or the Insurance Company which insured the liability of the office holders, for the payments which shall be made by the Insurance Company -  A.I.G. Israel Insurance Company Ltd. (hereinafter: the “Insurance Company”) and the Controlling Interest to the arrangement fund of the Company.

According to the proposed arrangement, against the making of the payments to the arrangement fund by the Insurance Company and the Controlling Interest a full, final, reciprocal and irrevocable exemption will be given for all past debts, to the Controlling Interest, the Office Holder, the Insurance Company, the Company, to the Mayotext Co. Ltd. Co. No. 511461360 (under a creditors’ arrangement), to the Philcar Co. Ltd., Co. No. 511025462 (under a creditors’ arrangement), to the Export Erez Co. Ltd., Co. No. 510943921 (under a creditors’ arrangement), to the Mayosar Technologies Ltd., Co. No. 514213594, to the Isorad I.R. Optics Co. ltd., Co. No. 514216233, to the Achiam Investments Ltd. Co. No. 514452895, to the Defense Industries International Inc., to the Export Erez Inc., to the Rizzon Inc. (hereinafter: “the Group Companies”) and to office holders and/or shareholders and/or controlling interests and/or employees and/or service providers of any of the Group Companies (whether past or present). It is clarified that the wording of the binding arrangements and the letters of exemption are those which were filed as appendices to the application for the convening of the creditors meetings and that they take precedence, in the event of conflict or doubt, on anything stated in this notice.

The meetings shall be held on 28.10.2018 at the “My Campus” complex, at 31 Halechi Street (3rd Floor), Bnei Brak, Israel, as detailed below: The guaranteed creditors meeting will be held at 15:00; The preferred creditors meeting will be held at 15:30; The creditors with a personal guarantee meeting will be held at 16:00; The ordinary creditors meeting will be held at 16:30;

A creditor who can participate and vote in a meeting, is only a creditor who has filed a debt claim on time.

A creditor who is interested on receiving the proposed arrangement and/or a consent/objection form for the arrangement and/or power of attorney form for representation at the meeting, may receive such by contacting the office of the Liquidator or the office of legal counsel for the Controlling Interest at the e.mail address below. Moreover, the said drafts shall also be available on the EDGAR website which is the internet dissemination site of the US Securities and Exchange Commission.

A creditor who cannot come to a meeting will be entitled to file a consent/objection form to the arrangement at the office of the Liquidator, Adv. Amir Flamer at the e.mail address: mali@flamerlaw.co.il until 28.10.2018 at 12:00.

Shaul Kottler, Adv.

Legal Counsel for the Controlling Interest
144 Menahem Begin Rd. Tel Aviv Israel
Tel: 036935644; Fax: 036955565
shaul@kotler-law.co.il

In the District Court In Nazareth	Dissolution File 19612-12-15 Application No. [_] Before the Hon. Justice A. Ailabouni

In Re:	Section 350 of the Companies Law, 5759 - 1999; Companies Regulations (Application for Compromise or Settlement), 5762-2002	"Companies Law" “Companies Regulations”

And In Re:
Achidatex Nazareth Elite (1977) Ltd. Co. No. 510752660(In Liquidation)
Mayotext Ltd. Co. No. 511461360(Under Creditors Arrangement)
Philcar Co. Ltd. Co. No. 511025462 (Under Creditors Arrangement)
Export Erez Co. Ltd.  Co. No. 510943921  (Under Creditors Arrangement)
Mayosar Technologies ltd., Co. No. 514213594
Isorad OUR Optics Ltd. Co. No. 514216233
Achiam Investments Ltd. Co. No. 514452895
DEFENSE INDUSTRIES INTERNATIONAL INC
EXPORT EREZ INC
RIZZO INC

“The Companies” And/or the “DFNS Group”

	Adv. Amir Flamer - Liquidator By himself and/or by Adv. Evyatar Kramer et al. Of 7 Massada Street (4 BSR Tower, 36th Floor), Bnei Brak Tel.: 03-3730630; Fax: 03-3730650	“The Liquidator”

And In Re:	Uri Nissani ID No. 052013224
	Represented by Legal Counsel Adv. Shaul Kotler and/or Shai Piade et al Shaul Kotler - Law Office 144 Menachem Begin Str., Tel Aviv Tel.: 03-6935644; Fax: 03-6955565	“Controlling Interest”;

And In Re:	Rechela Locker ID No. 025013806

Represented by Legal Counsel Advocates Lior Dagan and/or Nir Lev
From Furth, Wilensky, Mizrachi, Knaani – Law Offices
1 Azrieli Center, (Round Tower, 35th Floor) Tel Aviv 6701101
Tel.: 03-6070800; Fax: 03-6097797
“The Office Holder”;

And In Re:	Company Creditors	“The Creditors”;

And In Re:	The Official Receiver - Haifa and Northern District
	15A Pal Yam Street, Haifa, 3100801 Tel.: 04-8633777; Fax: 02-6467566	“The Official Receiver”

Application to Order the Convening of Meetings
For the Approval of the Creditors' Arrangement

(Pursuant to Section 350 of the Companies Law, 5759-1999)

The Hon. Court is hereby asked, pursuant to the power vested in it under Section 350 of the Companies Law, 5759 - 1999 and pursuant to the Companies Regulations (Application for Settlement or Arrangement), 5762 - 2002 (hereinafter: the “Arrangement Regulations” or the “Regulations”) to order as follows:

The Companies of the Creditors' Arrangement

a.
To approve for Achidatex Nazareth Elite (1977) Ltd. (In Liquidation) (hereinafter: the "Achidatex Company"), to convene creditors' meetings and to bring before them the proposed Creditors' Arrangement for discussion and approval, all as detailed in this application and in the proposed Creditors' Arrangement thereunder (hereinafter: the "Achidatex Arrangement").

b.
To approve for the Defense Industries International Inc. Company (hereinafter: "DFNS") to convene creditors' meetings and shareholders' meetings for the approval of the Creditors' Arrangement for the DFNS Company (hereinafter: the "DFNS Arrangement").

The Achidatex Arrangement attached hereto as Appendix 1; The DFNS Arrangement, attached hereto as Appendix 2.

The Convening of the Meetings and the Ruling on the Proof of Debt for Voting Purposes - The Achidatex Company

c.	To order that creditors’ meetings be held for preferential creditors, guaranteed creditors, creditors holding personal; guarantees and ordinary creditors.

d.
The meetings shall be convened by the Company (through the Liquidator) at the time and place which shall be determined by the Company and published as required, and which will be within 21 days from the date of the approval by the Honorable Court of such.

e.
To order that the notices for convening the creditors' meetings, the time and place of the convening thereof, will be done by way of publication of notice in two widely distributed daily financial newspapers in Israel, in accordance with the provisions of the Regulations.

f.
To order that the proof of debt submitted to the Liquidator and/or to the Receiver, as of the present time, will constitute the proof of debt for the purpose of the vote, subject to the jurisdiction of the Liquidator to rule on the proof of debt for the purposes of voting only.

g.
To appoint the Liquidator - Advocate Amir Flamer to head the creditors' meetings and to be responsible for the conducting of the meetings and to conduct minutes and to count the votes of the creditors and to bring the information before the Honorable Court by way of his report.

The Convening of the Meetings in the Ruling on the Proof of Debt for the Purpose of Voting - the DFNS Company

h.
To determine that the date of the creditors' meetings and the shareholders' meeting of the DFNS Company will be published in two widely distributed daily newspapers in the Hebrew language. Furthermore, the date for the convening of the creditors’ meeting and the shareholders’ meeting will be published on the EDGAR website which is the internet dissemination site of the US Securities and Exchange Commission. Moreover, for the foreign shareholders, a proxy card will be published on the EDGAR website, instead of physical service of the proxy card to the above mentioned shareholders.

i.
The creditors of the DFNS Company will be asked, in the above mentioned notice which is to be published, to file proof of debt for voting purposes up to three days before the Effective Date for the creditors' meetings. Each one of the creditors will be entitled to vote in accordance with the debt amount appearing in the books of the DFNS Company (or as shall be calculated by it).

j.
To appoint Advocate Amir Flamer to serve as the chairman of the creditors' meetings and the shareholders' meetings and to be responsible for the conducting of the meetings, for the keeping of minutes and for the counting of the votes of the creditors and shareholders, and to bring this information before the Honorable Court through the report on his behalf.

k.
The Honorable Court is asked to grant any other relief and/or instruction, as it deems appropriate, required for the convening of the meetings, the conducting thereof, and the proceedings for formulating the arrangement proposal, all in order for it to be possible to complete the approval of the proposed arrangement which is to be proposed efficiently and quickly.

l.
It is hereby clarified that even though the expenses for the convening of the meetings will apply to the Arrangement Fund, the responsibility for the convening of the creditors' meetings and of the shareholders' meetings of the DFNS Company is of the DFNS Company itself through its Controlling Interest, Mr. Uri Nissani, and its director, and the Liquidator shall have no responsibility in connection with such.

Approval of the Achidatex Arrangement and of the DFNS Arrangement

m.
In light of the inter-dependence between the approval of the Achidatex Arrangement and the approval of the DFNS Arrangement, it is clarified that a condition precedent for the coming into force of the Achidatex Arrangement is the approval of the DFNS Arrangement, and vice versa.

n.
After completion of the meetings, the results of the vote will be brought before the Hon. Court. Should the required majority be obtained, the Honorable Court will be asked to approve the proposed arrangements, in accordance with the provisions of Section 350 of the Companies Law, including the letters of waiver and exemption which shall be attached to the arrangements.

o.
In the proposed arrangements, and insofar as they shall be approved, the Honorable Court will be asked to appoint Advocate Flamer as the Trustee for the arrangements and the execution thereof, including the ruling on the debt claims for the purpose of distribution, collection of monies for the Arrangement Fund and the execution of other tasks as detailed in the proposed arrangement.

As Follows are the Grounds for the Application:

A.          Preliminary Clarification - The Jurisdiction of the Honorable Court
          The DFNS Company (A Company Incorporated in the USA)

1.
The said application relates to the proposed arrangement for the companies of the DFNS Group and for the convening of creditors’ meetings in the Achidatex Company (which is an Israel company under liquidation proceedings - Dissolution File 19612-12-15) and the DFNS Company - A foreign company incorporated in the United States of America (previously listed on NASDAQ - OTC was moved to a lower level of listing defined as Pink Sheet - and eventually was suspended from trade and today there is no securities or trade activity).

2.
The courts in Israel have the jurisdiction to dissolve foreign companies and/or to order the convening of creditors’ meetings and shareholders’ meetings pursuant to Section 350, such as the DFNS Company, in light of the provisions of Section 380(a) of the Companies Ordinance [New Version], 5743-1983 (hereinafter: the “Companies Ordinance”), which makes the acquiring of international jurisdiction conditional on the existence of assets in Israel..

3.	Section 380 of the Companies Ordinance stipulates -

"380. (A) The provisions of Chapters XII to XVI of this Ordinance and the provisions of the Third Chapter of the Ninth Part of the Companies Law, 5759-1999 (in this section - the Settlement or Compromise Chapter) shall also apply, mutatis mutandis, in accordance with the circumstances, to dissolution, by a court or under its supervision, of a foreign company which has assets in Israel, whether registered in Israel or not registered in Israel, and of any other corporation or incorporation for which the Minister has made the provisions of this Ordinance applicable to them in an order."

4.
Therefore, in order for the Israeli courts to be vested with "international jurisdiction", regarding a foreign company[1], for dissolution proceedings or proceedings for a Creditors' Arrangement pursuant to Section 350 of the Companies Law, it is required that the foreign company have "assets in Israel".

5.
In the judgment in the case of Civil Appeal 2706/11 Sybil Germany Public Company Limited vs. Hermetich Trusts (1975) Ltd. (Published in Nevo), the Supreme Court interpreted the term "asset" in the widest sense, and also applied it to "rights of claim".

6.
In this case, the DFNS Company directly holds 24% of the issued and paid up share capital of the Achidatex Company, which is a company incorporated and active in Israel, and holds - through the Export Erez Inc. Company - the remaining 74% of the issued share capital of the Achidatex Company. Moreover, the DFNS Company holds granddaughter companies which operated in Israel - the Mayotex Company Ltd. and Export Erez Company Ltd. Consequently, there is not, nor can there be any dispute that the DFNS Company has an "asset" in Israel, in a manner which vests the court in Israel with the jurisdiction to order the convening of the creditors' meetings in its affairs pursuant to Section 350 of the Companies Law, even though we are talking about a foreign company (an outside company).

7.
Above and beyond anything which may be required it will be noted that the directors of the DFNS Company are Israeli directors who live permanently in Israel (Mr. Uri Nissani), the DFNS Company had business ties with companies in Israel, including through a subsidiary and a granddaughter company, and the controlling interest in the DFNS Company is Mr. Uri Nissani (through the Yechiam Company Ltd., which is a company incorporated in Israel).

1“A foreign company” is defined as a company registered outside Israel, and any body of persons, other than a partnership, registered or incorporated outside Israel [Section 1 of the Companies Ordinance].

B.          A Brief Background - The DFNS Group and its Activities

8.
The DFNS Group dealt with production and marketing activities of personal defense products, protection and modeling of vehicles, protection of structures, dry storage, production of ballistic raw materials, etc.

9.	The DFNS Group operated in four main areas of activity:

9.1
The Area of Dry Storage - The manufacture of products for dry storage in Israel and the USA via aid funds (the operations were undertaken in Israel only at the Nazareth Elite factory, after the closing of the factory at Alon Tavor as part of cost restructuring).

9.2
The Area of Personal Protection (Including a Unique Line for the Manufacture of Helmets) - The operations were undertaken through the Achidatex Company. The Achidatex Company engaged in the manufacture of textile products for the security industry.

The Achidatex Company maintained its operations in two factories: the factory in Nazareth Elite, where operations were carried out for the manufacture of the raw materials for the ballistic protection area for military use and various products relying on this infrastructure for civilian fields, the weaving of various ribbons and ballistic materials, protection of civilian and military structures, production of products for dry storage; at the Bet Shean factory, which served as part of the acquisition of the activities of the Rabintex Industries Company Ltd., manufacturing operations were carried out for the production of personal protection products for mainly military use, protective vests, helmets and protective plates.

9.3
The Area of Vehicle Protection - The Mayotex Company Ltd. (hereinafter: the “Mayotex Company”) engaged in the manufacture of products for the security industry and for the protection of motor vehicles.

9.4
The Area of Car Remodeling - The Philcar Company Ltd. (hereinafter: “Philcar Company”) specializes in the execution of protection works, remodeling and equipping of various motor vehicles. The Company was acquired during the course of 2005 by the Rabintex Industries Company Ltd., and in 2011 was acquired by the Mayotex Company Ltd.

10.
Mr. Uri Nissani was the controlling interest in the DFNS Group, through the Achiam Company Ltd. (which was under his ownership), which is a Controlling Interest in the DFNS Company. Rechela served as an Officeholder in the Achidatex Nazareth Elite Company, in the DFNS Company, and in other companies of the DFNS Group.

11.
The AIG Israel Insurance Company Ltd. (AIG), an insurance company which issued an insurance policy to insure the liability of the officeholders, Number 4000006128-4, applicable - subject to all conditions and exceptions - to the directors and officeholders of the DFNS Group (hereinafter: the “Insurance Company” or “AIG").

12.
The RIZZO INC. company. (An American company owned by DFNS, located in Los Angeles, USA) operating under the trade name of Owen Mills, and engaged in the manufacture and providing of services in the industrial sewing field of protection products for the Israeli Army with aid funds, through an American subsidiary and in cooperation with Achidatex and maritime and ballistic fabric products and dry storage products, for military and civilian use.

13.	The holding structure of the DFNS Group is as follows:
C.          Insolvency Proceedings of the Company in Israel

14.	On 9.12.15 an order was given for the freezing of proceedings for the Achidatex Company, the Mayotex Company, the Philcar Company and the Export Erez Company.

15.	On 8.2.16 the court approved the sale of the operations of the Achidatex Company and the shares of Export Erez to the buyer (Shalom Zion) and the Creditors' Arrangement in the affairs of Export Erez.

16.	On 11.2.16 the court approved the sale of the Philcar Company and the Mayotex Company to the buyer (INKAS) and approved the Creditors’ Arrangement for the Philcar Company and for the Mayotex Company.

17.
On 10.5.16 an order for dissolution was given against the Achidatex Company and Advocate Flamer was appointed as the special administrator of the Company. On 29.9.16 Advocate Flamer was appointed as the permanent liquidator of the Achidatex Company.

18.
It will be noted that Advocate Flamer served and/or serves as an Office Holder in the Export Erez, Mayotex, Philcar and Achidatex Companies. It will furthermore be noted that in accordance with the provisions of the Agreements of Sale which have been conducted between Advocate Flamer and the buyers of the aforementioned companies, rights of claim remain for causes of action preceding the date of sale by Advocate Flamer, and which have not been included in the sale property to the buyers.

D.          Pending Legal Proceedings

19.	A number of legal proceedings are pending between the parties in Israel and the USA.

20.	The Achidatex Claim

20.1
On 6.4.17 the Liquidator of the Achidatex Company filed a monetary claim in the sum of NIS 22,400,000 against Uri Nissani, against Rechela Locker Carmeli and against the Insurance Company before the Nazareth District Court (Civil Claim 11318-04-17 before the Hon. Justice Attif Ailabouni - hereinafter: the "Achidatex Claim"). The Achidatex Claim was attached as an expert opinion on behalf of the Liquidator.

20.2
On 12.6.17 a statement of claim was filed on behalf of Defendants 1-2 against the Achidatex Claim, on 22.6.17 a statement of defense was filed on behalf of Defendant 3 in the Achidatex Claim, including the expert opinion on behalf of the Defendants.

20.3	The parties have completed their preliminary proceedings in the case.

21.	The Legal Proceedings of the Guggenheim Suit in the USA

21.1
In 2016 the Intercambio Commercial Company (hereinafter: “Guggenheim”) instituted a financial claim in the sum of approximately 5 million US dollars against Uri Nissani, the DFNS Company and against the Rizzo Company before the court in California, USA (hereinafter: the "Guggenheim Suit").

21.2	At the same time, Guggenheim filed a debt claim before the Liquidator of Achidatex in the sum of NIS 22,353,354 for the same (alleged) debt which is the subject matter of the Guggenheim Claim.

22.	The Legal Proceedings of Sela Properties

22.1
In June 2017 the Sela Properties Co. Ltd. instituted a monetary claim against Uri Nissani, Rechela Locker Carmi and the Insurance Company in the Petach Tiqwa Magistrates’ Court in a sum of NIS 1,168,391 (Civil Case 40628-06-17 - hereinafter: the “Sela Properties Claim”).

22.2
Sela also filed a debt claim to the Liquidator of Achidatex in the sum of NIS 1,000,000 for the same (alleged) debt which is the subject matter of the Sela Properties Claim. According to the claim of Sela Properties, this is preferential debt.

23.
It will be further noted that on 7.5.18 a monetary demand was sent to the Insurance Company by the A. Tsadaf Investments Company Ltd. and Dash Marketing and Initiatives Ltd. Moreover a past employee of Philcar Ltd., Yehuda Blockstein filed a claim against Uri Nissani before the Beersheba District Labor Court.

E.          Mediation Proceedings before the Hon. Justice (Ret.) Hila Gerstl

24.	On 11.7.17 the Hon. Court referred to the parties in the Achidatex Claim to mediation proceedings before the Hon. Justice (Ret.) Hila Gerstl.

25.	Within the framework of mediation, a number of meetings have been held including professional meetings with experts (accountants) on behalf of the parties.

26.
AIG has made its consent on the payment of a significant amount conditional on a settlement arrangement, so that the arrangement will lead to the conclusion of all pending and/or future demands and/or claims against the Office Holders and/or the directors in the DFNS Group and against AIG under the Policy. Therefore, and in light of the fact that Advocate Flamer serves and/or served as an Office Holder in Achidatex, Export Erez, Mayotex and Philcar and in order to allow for an overall settlement arrangement, agreement has been obtained to expand the scope, inter alia, by the inclusion of these companies and/or companies affiliated with them in the mediation process and by the joining of the Guggenheim Suit and the Seller Properties Claim to the mediation proceedings.

27.
After the parties conducted negotiation with the assistance of the mediator and with her recommendation, agreement was obtained according to which, subject to the approval of the Achidatex and the DFNS Arrangement by the Honorable Court (including, inter alia, the letter of exemption from claims against the Office Holders and/or the Insurance Company), the Insurance Company will agree to pay a total and final amount of NIS 4,000,000 against the discharge of all its obligations under the Policy which will be distributed in the manner as shall be detailed below. The mediator further recommended that the shareholder contribute an owners' contribution in a total sum of NIS 500 thousand, as part of the overall Creditors' Arrangement which will provide him with an exemption from claims.

28.
It is to be emphasized and clarified that should the creditors’ arrangement not be approved by the Hon. Court, for whatever reason, the parties reserve the rights to all their claims. Therefore, nothing stated in this application and/or which is omitted from the proposed creditors’ arrangements shall derogate from any claim and/or right available to any of the parties and all their rights and claims are reserved.

29.	The creditors’ arrangement proposals of the Achidatex and the DFNS Companies have been reached on the basis of the recommendation of the Mediator.

F.          The Arrangement Proposal - the Achidatex Company

F.1.          General

30.	After the Achidatex Company went into insolvency proceedings, approximately NIS 700 thousand was left in its coffers.

31.	At present the Achidatex Claim is in effect the sole potential source which may increase the dissolution fund of the Achidatex Fund.

32.
This claim deals with the claims of the Liquidator that the transaction for the purchase of the personal protection by the Company was a “negligent” transaction which was made in breach of the duty of due care.

33.
The defendants filed statements of defense in which they denied all the claims of the Liquidator and furthermore filed an expert’s opinion according to which, anyhow, no damage will be caused to the Achidatex Company die to the deal for the acquisition of the personal protection.

34.
Furthermore, the defendants claim that certain third parties, including Bank Hapoalim Ltd. and Bank Leumi of Israel Ltd., are responsible for the deterioration of the Company and for it going into insolvency proceedings.

F.2.          Description of the Company, its Assets and Liabilities

The Company, the Capital Structure and the Office Holders

35.	The Company was incorporated in Israel as a private company on 8.2.1977.

35.1	The total sum of the Company’s registered capital stands at 4,339,000 shares and the allotted capital stands at 3,339,100 shares.

35.2	The Company's shareholders are Export Erez USA Inc., holding 2,537,716 shares (approximately 76%); Defense Industries International Inc. holding 801,384 shares (approximately 24%).

35.3	The Company's directors ate Mr. Uri Nissani and Ms. Rechela Carmeli.

A printout from the Registrar of Companies of the Company is attached hereto as Appendix3

F.3.          The Company's Debts To Its Creditors

36.	According to the information available to the Achidatex Liquidator, the scope of the debt claims which have been lodged against Achidatex, stands at the total sum of NIS 88,757,059.

37.	As follows is the distribution of the credit according to the credit groups:

37.1
Preferential Creditors (National Insurance which has stepped into the shoes of the employees, employees who have exceeded the ceiling, rent, tax authorities, etc.) - debt claims have been filed in a total sum of approximately 3.5 million NIS (hereinafter: the “Preferential Creditors Group”).

37.2
Guaranteed Creditor - Bank Leumi is a guaranteed creditor under a current charge on the Company’s assets for a total sum of approximately NIS 5,000,000 (hereinafter: the “Guaranteed Creditor”), after Bank Leumi has been paid an interim dividend in the sum of NIS 1,000,000. Bank Leumi has placed its guaranteed credit, for the purposes of this arrangement (voting and distribution) in the sum of NIS 500 thousand.

It will be noted that Bank Hapoalim the International Bank have received a dividend from the dissolution fund in the sum of NIS 1,200,000 for a charge on specific assets. The credit balance of Bank Hapoalim and First International Bank is credit under regular credit (approximately 10.8 million NIS),

37.3
Ordinary Creditors - The ordinary credit balance of the Company (including the debt under regular law of Bank Hapoalim and the International Bank) stands at approximately 85 million NIS (hereinafter: the “Ordinary Creditors’ Group”).

37.4
"Creditors with a Personal Guarantee" - Guggenheim - places the debt claim for the purposes of voting and distribution, in a final sum of 5,000,000 United States dollars; Bank Leumi - place the debt with a personal guarantee for the purposes of voting and distribution in the sum of NIS 4,500,000; Sela Properties - A debt claim in the sum of NIS 1,000,000 (Sela Properties claims that this debt is also a preferential debt); The Tsadaf Company - The debt for voting and distribution purposes is in the sum of NIS 1,000,000.

F.4.          Claims filed with the Court in Connection with the DFNS Group

38.	As detailed above, 3 claims are being conducted in the courts:

38.1	The Sela Properties claim in the sum of NIS 1,168,391.

38.2	The Achidatex Claim in the sum of NIS 22,400,000.

38.3	The Guggenheim Claim in the sum of approximately 5 million US dollars filed before the court in California, USA.

The above mentioned claims shall hereinafter be referred to as the “Attendant Claims”.

F.5.          The Sources of the Creditors' Arrangement

39.	The sources of the Creditors' Arrangement are as follows:

39.1
For the full and final discharge of the Attendant Claims and/or any claim and/or demand against the Office Holders and/or the Directors and/or employees of the DFNS Group and/or against the Insurance Company of any kind and sort, and subject to the approval of the letter of exemption of the Achidatex Arrangement the Insurance Company will pay the Arrangement Fund a final sum of NIS 3,900,000 (hereinafter: the "AIG Payment for the Achidatex Arrangement").

39.2	Uri Nissani will pay the Arrangement Fund of Achidatex a total and final sum of 300,000 NIS (hereinafter: the "Nissani Payment to the Achidatex Arrangement").

39.3
The accrued monies and/or the monies which shall accrue in the Arrangement Fund from the date of the Freeze order in the proceedings and thereafter (an amount which presently stands at approximately 700 thousand NIS, after payment to Bank Leumi of NIS 1,000,000 and Bank Hapoalim and International Ban have been paid a sum of NIS 1,200,000). The remaining consideration for distribution in the Arrangement Fund in the sum of approximately 700 thousand NIS will hereinafter be referred to as the - “Arrangement Fund Payment”).

F.6.          Principles of the Proposed Arrangement

40.	As follows is the manner and the order of the distributing of the contribution of the sources of the aforementioned arrangement:

40.1	Payment of the Arrangement Expenses - Publication, etc., expenses of the arrangement will not exceed the ceiling of 150 thousand NIS.

40.2
Payment of the Trustee’s Fees and the Supervision Fees to the Official Receiver - The Trustee's fees in the sum of 1,000,000 plus VAT as required by law. These payments will be made immediately upon the receiving of the monies from AIG.

40.3	The Guaranteed Creditor (Bank Leumi) - will be entitled to 50% of the extent of the guaranteed debt (i.e., a net dividend in the sum of NIS 250 thousand).

40.4
The Group Holding the Personal Guarantees - A dividend will be distributed to the holders of personal guarantees at the rate of 10% of the extent of the approved debt, while the approved debt of Guggenheim for voting and distribution purposes stands at 5,000,000 United States dollars; The rate of the approved debt of Leumi stands at NIS 4,500,000; The rate of the approved debt of Sela Properties stands at NIS 1,000,000; The rate of the debt of Tsadaf, for voting and ruling purposes, subject to the ruling of the Liquidator, shall stand at the sum of NIS 1,000,000 at most;

It is clarified that the dividend to Sela Properties from all the sources (personal guarantee, preferential right and regular law) shall stand at the sum of NIS 425 thousand.

40.5
All the balance of the monies remaining on the Arrangement Fund, after the payment of the amounts detailed in Sections 41.1 - 41.4, shall be divided in equal shares (50% of the balance of the distribution for each group) amongst the ordinary group of creditors and the preferential group of creditors (not including Sela Properties who, as stated above, are restricted to a specific dividend which has been agreed upon in the mediation proceedings).

40.6
All the Attendant Claims will be dismissed without an order for costs, against the transfer of the AIG Payment to the Achidatex Arrangement and the Nissani Payment for the Achidatex Arrangement, and the letter of exemption of the Achidatex Arrangement will come into force.

41.
The Creditors' Arrangement will include a full final and irrevocable exemption from all past debts towards the receivers of the exemption (as defined in the letter of exemption) and all the legal proceedings will be stopped and/or dismissed.

F.7.          The Ruling on the Debt Claims for Purposes of Distribution

42.
The distribution of funds will be made in effect for each group of creditors only after the ruling of the Trustee on the Arrangement or purposes of distribution in the debt claims of the creditors. The debt claims for the purpose of voting and distribution of Bank Leumi, Guggenheim and Sela Properties, will stand at the above stated amounts.

43.
The Trustee for the Arrangement will provide his ruling on the debt claims in the matter of the classification of the credit and the extent of the debt for distribution purposes within 120 days from the date of the approval of the Creditors' Arrangement by the court, or from the date at which all the information and/or necessary documents have been provided, at his discretion, for the ruling on the debt claims. Regarding the classification of the debt for voting purposes, the Trustee will act in accordance with the provisions of the relevant Regulations.

F.8.          Approval of an Arrangement pursuant to section 350 of the Companies Law and the Exemption from Claims

44.	The above stated agreements will be approved by way of a Creditors' Arrangement pursuant to Section 350 of the Companies Law and Section 380 of the Companies Ordinance, accordingly.

45.
The approval of this Creditors' Arrangement by the required majority in accordance with law and by the court and its coming into force is a condition for the execution of the AIG Payment to the Achidatex Arrangement and the and the execution of the Nissani Payment to the Achidatex Arrangement.

46.
With the coming into force of the creditors’ arrangement and its approval by the court, and subject to the making of the AIG Payment to the Achidatex Arrangement and the Nissani Payment to the Achidatex Arrangement, the Granters of the Exemption (as defined in the letter of exemption) do not, and shall not, have any claim and/or demand and/or suit, of any kind and sort, whether known or unknown, for the past debts towards the Receivers of the Exemption (as defined in the letter of exemption).

47.	The Granters of the Exemption will be, inter alia, investors, creditors, employees, banks, suppliers and shareholders including the companies of the DFNS Group.

48.
The letter of exemption of the Achidatex Arrangement will be attached to the draft of the Arrangement Offer and will be approved by the court as a pre-condition for the approval of the Achidatex Arrangement.

49.
With the approval of the Creditors’ Arrangement, all the legal proceedings which have been instituted against the Receivers of the Exemption will be dismissed and discharged aby the Granters of the Exemption.

G.          The Main Principles of the DFNS Arrangement

G.1.          The Company, the Capital Structure and the Office Holders

50.
The Company was incorporated in the USA and was listed in the past on the OTC Exchange and afterwards at a lower level of listing and eventually the trade in its shares was suspended. 69.3% of the Company's shares are held by the Achiam Investment Company Ltd., which is an Israeli company under the control of the Controlling Interest.

51.
The Company is a holdings company and after the commencement of insolvency proceedings of the Israel group the Company ceased all its activities. The director of the DFNS Company is Mr. Nissani - the Controlling Interest.

G.2.          The Scope of the Company's Debts To Its Creditors

52.	According to the information available to the DFNS Company, the scope of the debts of the Company towards its creditors, is as follows:

52.1	A debt towards the Intercambio Commercial Company (hereinafter: "Guggenheim") in the sum of approximately 5.2 million US dollars.

52.2	A debt towards the accounting firm Ernst & Young.

52.3	Debts of the DFNS Company in accordance with the debt claims which will be filed and ruled upon by the Trustee.

G.3.          A Claim Filed Against the Officeholders of the DFNS Company

53.
In 2016 the Guggenheim Company instituted a financial claim in the sum of approximately 5 million US dollars against Uri Nissani, the DFNS Company and against the Rizzo Company before the court in California, USA (hereinafter: the "Guggenheim Suit").

54.	At the same time, Guggenheim filed a debt claim before the Liquidator of Achidatex in the sum of NIS 22,353,354 for the same (alleged) debt which is the subject matter of the Guggenheim Claim.

G.4.          The Sources of the Creditors' Arrangement

55.	The sources of the Creditors' Arrangement of DFNS are as follows:

55.1	The final and total payment in the sum of NIS 100 thousand from the Insurance Company to the Arrangement Fund of DFNS.

55.2	The Controlling Interest will pay the Arrangement Fund of DFNS a total and final sum of 200,000 NIS (hereinafter: the "Nissani Payment to the DFNS Arrangement").

G.5.          Principles of the Proposed Arrangement

56.	Below are the principles of the Arrangement of the DFNS Company, with its creditors:

56.1	The payment of the expenses of the Arrangement (including publication, translations, etc.).

56.2	The payment of legal expenses of the office of Pfeiffer Hamilton (for the representation of the Guggenheim Claim) in the sum of 35,000 US dollars.

56.3
The balance of the sources of the Arrangement will be divided between the creditors of the DFNS Company, pari passu, in accordance with the approved debt claims and except for Guggenheim who shall only receive a dividend in the group of the personal guarantee holders in the Achidatex Arrangement.

56.4
The Creditors' Arrangement will include a full final and irrevocable exemption from all past debts towards the receivers of the exemption (as defined in the letter of exemption of the DFNS Arrangement) and all the legal proceedings will be stopped and/or dismissed.

56.5
The exemption from claims will be by all the companies and/or their creditors and/or anyone on their behalf against the office holders and/or the Insurance Company and/or towards the receivers of the Exemption (as defined in the letter of exemption of the DFNS Group).

G.6.          The Ruling on the Debt Claims for Purposes of Distribution

57.	The distribution of funds will be made in effect for each group of creditors only after the ruling of the Trustee on the Arrangement or purposes of distribution in the debt claims of the creditors.

58.
The Trustee for the Arrangement will provide his ruling on the debt claims in the matter of the classification of the credit and the extent of the debt for distribution purposes within 120 days from the date of the approval of the Creditors' Arrangement by the court, or from the date at which all the information and/or necessary documents have been provided, at his discretion, for the ruling on the debt claims, according to the later of the two.

G.7.          Approval of an Arrangement pursuant to Section 350 of the Companies Law and the Exemption from Claims

59.	The DFNS proposed arrangement and the agreements will be approved by way of a Creditors' Arrangement pursuant to Section 350 of the Companies Law.

60.
The approval of this Creditors' Arrangement by the required majority in accordance with law and by the court is a condition for the execution of the AIG Payment to the DFNS Arrangement and the execution of the Nissani Payment to the DFNS Arrangement.

61.
The coming into force of the Creditors' Arrangement is a condition precedent for the coming into force of the validity of the undertaking of the Insurance Company and the Controlling Interest and the Office Holder pursuant to the Creditors' Arrangement.

62.	The letter of exemption of the DFNS Arrangement will be attached to the draft of the Arrangement Offer and will be approved by the court as a pre-condition for the approval of the DFNS Arrangement.

63.
With the coming into force of the DFNS Arrangement and its approval by the court, the Granters of the Exemption (as defined in the DFNS Arrangement) do not, and shall not, have any claim and/or demand and/or suit, of any kind and sort, whether known or unknown, for the past debts towards the Receivers of the Exemption (as defined in the DFNS Arrangement).

64.	The Granters of the Exemption will be, inter alia, the DFNS Company, its shareholders, creditors, employees and the service providers to the Company and its office holders.

65.
With the approval of the Creditors’ Arrangement, all the legal proceedings which have been instituted against the Receivers of the Exemption will be dismissed and discharged aby the Granters of the Exemption.

H.          Preference of the Arrangements over the Other Alternatives

66.
In the view of the Office Holder and the Controlling Interest, the proposed creditors arrangement is preferable over the alternative of dissolution and the continued conducting of continued legal proceedings between the parties with all the risks involved with such.

Should the arrangements not be approved, the dividend to which the creditors will be entitled may be near zero, whilst the Dissolution Fund will bear the costs of conducting the proceedings, without any guarantee regarding the final result.

67.
The only sources available for payment for the creditors in the DFNS Company group are: (a) Monies which may be received from the office holders liability insurance police issued by AIG; and (b) personal guarantees which were given by the Controlling Interest to creditors.

In the view of the Controlling Interest - His contribution to the arrangement is significant for a private person and reflects the maximum amount which he can make for the arrangement.

Regarding the monies of the policy - in order to receive payment therefrom, there is a need to prove a covered causes of action against the office holder and the directors in the companies, in their roles as such, and to substantiate the claims of damage, all in consideration of the limitation of the liability ceiling in the policy (which according to the thinking of the Liquidator and the office Holder stands at 5 million dollars and which according to the thinking of AIG stands at 2.5 million dollars).

The Pending Claims are in the preliminary stages with their being no guarantee regrading he final results, inter alia, considering the disputes on the issue of liability, the damage and the insurance cover (for some of the Pending Claims).

Therefore, considering the risks and the chances involved in the continued conducting of the proceedings, and considering the recommendation of the Mediator, the Office Holder and the Controlling Interest believe that this is a reasonable and appropriate arrangement.

68.
It will be noted that the Liquidator believes that, by virtue of his duties, it is his obligation to bring the proposed arrangement up for the vote of the creditors, without such being an admission whatsoever on his behalf of the claims of the defendants on the Achidatex Claim. As stated above - should the creditors’ arrangement not be approved by the Hon. Court, or whatever reason, the parties reserve all their claims, while nothing stated in this application and/or which is omitted from the proposed creditors’ arrangements shall derogate from any claim and/or right available to any of the parties and all their rights and claims are reserved.

I.          Conclusion

69.	This application is not supported by an affidavit, because it is based on information and documents which are in the file of the Hon. Court.

70.
That stated in this Application is for the purpose of settlement only and no use shall be made of it, and that stated therein, shall not be binding on any of the parties, so long as the arrangement has not been approved by the court and the said application and/or arrangement shall not derogate from any claim and/or demand and/or right of any of the parties towards the others.

71.	In light of that stated in the Application, the Hon. Court is asked to allow for the requested relief as stated in the heading of the Application.

72.	It is to be clarified that the Liquidator has no knowledge and therefore no liability in connection with the above stated information in connection with the DFNS Company.

73.	Justice will be served by the upholding of this application.

Amir Flamer, Adv. The Liquidator	Evyatar Kramer, Adv. Legal Counsel for the Liquidator

Lior Dagan, Adv.	Nir Lev, Adv.	Rotem Raymond Kliger, Adv.	Shaul Kottler, Adv.	Shai Piade, Adv.
Furth, Wilensky, Mizrachi, Knaani - Law Offices			Shaul Kotler - Law Office
Legal Counsel for the Office Holder			Legal Counsel for the Controlling Interest

This Day, _____, October, 2018

09/10/2018 Application 80 In File19612-12-15 Justice Attif Ailabouni	RULING

Application 80

1. Approve the convening of the requested creditors’ meeting to vote on the proposed arrangement for the Achidatex Company 1- 2.

.DFNS. The update by the special administrator will be filed within the framework of Application 80 within 45 days from today.

In the District Court In Nazareth	Dissolution File 19612-12-15 Application No. [_] Before the Hon. Justice A. Ailabouni

In Re:	Section 350 of the Companies Law, 5759 - 1999; Companies Regulations (Application for Compromise or Settlement), 5762-2002	"Companies Law" “Companies Regulations”

And In Re:
Achidatex Nazareth Elite (1977) Ltd. Co. No. 510752660(In Liquidation)
Mayotex Ltd. Co. No. 511461360(Under Creditors Arrangement)
Philcar Co. Ltd. Co. No. 511025462 (Under Creditors Arrangement)
Export Erez Co. Ltd.  Co. No. 510943921  (Under Creditors Arrangement)
Mayosar Technologies ltd., Co. No. 514213594
Isorad OUR Optics Ltd. Co. No. 514216233
Achiam Investments Ltd. Co. No. 514452895
DEFENSE INDUSTRIES INTERNATIONAL INC
EXPORT EREZ INC
RIZZO INC

“The Companies” And/or the “DFNS Group”

	Adv. Amir Flamer - Liquidator By himself and/or by Adv. Evyatar Kramer et al. Of 7 Massada Street (4 BSR Tower, 36th Floor), Bnei Brak Tel.: 03-3730630; Fax: 03-3730650	“The Liquidator”

And In Re:	Uri Nissani ID No. 052013224
	Represented by Legal Counsel Adv. Shaul Kotler and/or Shai Piade et al Shaul Kotler - Law Office 144 Menachem Begin Str., Tel Aviv Tel.: 03-6935644; Fax: 03-6955565	“Controlling Interest”;

And In Re:	Rechela Locker ID No. 025013806

Represented by Legal Counsel Advocates Lior Dagan and/or Nir Lev
From Furth, Wilensky, Mizrachi, Knaani – Law Offices
1 Azrieli Center, (Round Tower, 35th Floor) Tel Aviv 6701101
Tel.: 03-6070800; Fax: 03-6097797
“The Office Holder”;

And In Re:	Company Creditors	“The Creditors”;

And In Re:	The Official Receiver - Haifa and Northern District
	15A Pal Yam Street, Haifa, 3100801 Tel.: 04-8633777; Fax: 02-6467566	“The Official Receiver”

Creditors Arrangement

(Pursuant to Section 350 of the Companies Law, 5759-1999)

1.	Definitions

“The Arrangement”	The proposed arrangement detailed in this document.
"The Court"	The Nazareth District Court (Hon. Justice Attif Ailabouni), hearing the case of Dissolution File 19612-12-15.
"The Company" or the “DFNS Company"
Defense Industries International Inc. - A foreign company incorporated in the United States of America (previously listed on NASDAQ - OTC was moved to a lower level of listing defined as Pink Sheet - and eventually was suspended from trade and today there is no securities or trade activity).

"The Company" or the “Achidatex Company"	The Achidatex Nazareth Elite (1977) Company Ltd., Company Number 510752660.
The “Mayotex Company"	The Mayotex Company Ltd.
The “Philcar Company”	The Philcar Co. Ltd.
The “Erez Export Company” -	The Erez Export Company Ltd.
The “Controlling Interest” or “Nissani”
Uri Nissani, ID Number 052013224, an officeholder and controlling interest in the DFNS Group, through the Achiam Company Ltd. (under his ownership), which is the Controlling Interest in the DFNS Company.

"AIG"
The AIG Israel Insurance Company Ltd., an insurance company which issued an insurance policy to insure the liability of the officeholders, Number 4000006128-4, applicable - subject to all conditions and exceptions - to the directors and officeholders of the DFNS Group (hereinafter: the "Policy").

"Rechela"	Rechela Locker Carmeli, ID Number 025013806, who is an officeholder in the Achidatex, DFNS Company, and in other companies of the DFNS Group.
The EXPORT EREZ INC.	A foreign American company, which is a subsidiary of DFNS.
RIZZO INC	An American company, owned by the DFNS Company, situated in Los Angeles, USA.
The “DFNS Group Companies”
Achiam Investments Ltd., Company Number 514452895; Achidatex Nazareth Elite (1977) Ltd., Company Number 510752660 (in liquidation); Mayotex Ltd., Company Number 511461360 (under a Creditors' Arrangement); Philcar Company Ltd., Company Number 511025462 (in a Creditors' Arrangement); the Export Erez Company Ltd., Company Number 510943921 (under a Creditors' Arrangement); Mayosar Technologies Ltd., Company Number 514213594; Isorad I.R. Optics Ltd., Company Number 514216233; Export Erez Inc.; Rizzo Inc., the DFNS Company.

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“Past Debt/s”
All debts of the Company and/or debts of companies of the DFNS Group and/or debts of the controlling interest, whether by virtue of a personal guarantee or by virtue of any other grounds related to the activities of the companies of the DFNS Group, of any kind and sort, the cause of action of which occurred prior to the effective date; including for any claim and/or suit and/or demand, whether certain or conditional, presently existing or which may exist in the future, monetary or otherwise, fixed or not fixed, whether a debt claim has been filed for such or not, including, contractual claims, claims in tort, claims for the piercing of the veil, unjustified enrichment, class action suits, proceedings under the Taxes (Collection) Ordinance, execution of judgment proceedings, criminal or administrative fines, for which the cause of action lay before the Effective Date, whether the due payment date for such has past or not.

"Creditors with a Personal Guarantee"
Individuals or corporations for which the controlling interest signed on a personal undertaking or a personal guarantee to guarantee a debt towards them and/or who hold a personal cause of action of any kind and sort against the controlling interest, and who have duly filed a debt claim which has been approved by the trustee.

"Ordinary Creditors"	Individuals and corporations who are owed monies by the Company and who have duly filed a debt claim which has been approved by the trustee.
"Creditors"	Creditors with a personal guarantee and/or regular creditors.
"Approval of the Arrangement"	Approval by the Court of this Creditors' Arrangement.
"The Trustee"
Advocate Amir Flamer who serves as the Liquidator of the Company and as a trustee for the execution of the Creditors' Arrangement of the Mayotex Company, the Philcar Company, and the Export Erez Company, and who also serves as the Trustee for the execution of this Creditors' Arrangement.

"The Arrangement Fund"	The trust account of the Trustee which was opened for the purpose of the fulfillment and implementation of the Creditors' Arrangement.
"The Effective Date"	The date of the approval of this arrangement by the court.
"Sources of the Arrangement"	As defined in Section 7 below.
"The Payments to Creditors"	The amounts which will be paid to the creditors from the sources of the arrangement, as detailed in Section 8 below.

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2.	The Company, the Capital Structure and the Officeholders

2.1
The Company was incorporated in the USA and was listed in the past on the OTC Exchange and afterwards at a lower level of listing and eventually the trade in its shares was suspended. 69.3% of the Company's shares are held by the Achiam Investment Company Ltd., which is an Israeli company under the control of the Controlling Interest.

2.2
The Company is a holdings company and after the commencement of insolvency proceedings of the Israel group the Company ceased all its activities. The director of the DFNS Company is Mr. Nissani - the Controlling Interest.

3.	General Background

3.1
The DFNS Group dealt with production and marketing activities of personal defense products, protection and modeling of vehicles, protection of structures, dry storage, production of ballistic raw materials, etc.

3.2	The DFNS Group operated in four main areas of activity:

3.2.1
The Area of Dry Storage - The manufacture of products for dry storage in Israel and the USA via aid funds (the operations were undertaken in Israel only at the Nazareth Elite factory, after the closing of the factory at Alon Tavor as part of cost restructuring).

3.2.2
The Area of Personal Protection (Including a Unique Line for the Manufacture of Helmets) - The operations were undertaken through the Achidatex Company. The Achidatex Company engaged in the manufacture of textile products for the security industry.

The Achidatex Company maintained its operations in two factories: the factory in Nazareth Elite, where operations were carried out for the manufacture of the raw materials for the ballistic protection area for military use and various products relying on this infrastructure for civilian fields, the weaving of various ribbons and ballistic materials, protection of civilian and military structures, production of products for dry storage; at the Bet Shean factory, which served as part of the acquisition of the activities of the Rabintex Industries Company Ltd., manufacturing operations were carried out for the production of personal protection products for mainly military use, protective vests, helmets and protective plates.

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3.2.3	The Area of Vehicle Protection - The Mayotex Company engaged in the manufacture of products for the security industry and for the protection of motor vehicles.

3.2.4
The Area of Car Remodeling - The Philcar Company specializes in the execution of protection works, remodeling and equipping of various motor vehicles. The Company was acquired during the course of 2005 by the Rabintex Industries Company Ltd., and in 2011 was acquired by the Mayotex Company Ltd.

3.3
Mr. Uri Nissani was the controlling interest in the DFNS Group, through the Achiam Company Ltd. (which was under his ownership), which is a Controlling Interest in the DFNS Company. Rechela served as an Officeholder in the Achidatex Nazareth Elite Company, in the DFNS Company, and in other companies of the DFNS Group.

3.4
AIG is an insurance company which issued a policy for the insurance of the liability of the Officeholders, Number 4000006128-4, applicable - subject to all its conditions and exceptions - to the directors and Officeholders of the DFNS Group.

3.5
Rizzo Inc. operated under the trade name of Owen Mills, and engaged in the manufacture and providing of services in the industrial sewing field of protection products for the Israeli Army with aid funds, through an American subsidiary and in cooperation with Achidatex and maritime and ballistic fabric products and dry storage products, for military and civilian use.

3.6	The holding structure of the DFNS Company is as follows:

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3.7	On 9.12.15 an order was given for the freezing of proceedings for the Achidatex Company, the Mayotex Company, the Philcar Company and the Export Erez Company.

3.8	On 8.2.16 the court approved the sale of the operations of the Achidatex Company and the shares of Export Erez to the buyer (Shalom Zion) and the Creditors' Arrangement in the affairs of Export Erez.

3.9	On 11.2.16 the court approved the sale of the Philcar Company and the Mayotex Company to the buyer (INKAS) and approve the Creditors' Arrangement for the Philcar Company and for the Mayotex Company.

3.10
On 10.5.16 an order for dissolution was given against the Achidatex Company and Advocate Flamer was appointed as the special administrator of the Company. On 29.9.16 Advocate Flamer was appointed as the permanent liquidator of the Achidatex Company.

4.	The Debts of the DFNS Group Towards its Creditors

4.1	According to the information available to the DFNS Company, the scope of the debts of the Company towards its creditors, is as follows:

4.1.1	A debt towards the Intercambio Commercial Company (hereinafter: "Guggenheim") in the sum of approximately 5.2 million US dollars.

4.1.2	A debt towards the accounting firm Ernst & Young.

4.1.3	Debts of the DFNS Company in accordance with the debt claims which will be filed and ruled upon by the Trustee.

5.	A Claim Filed Against the Officeholders of the DFNS Company

5.1
In 2016 the Guggenheim Company instituted a financial claim in the sum of approximately 5 million US dollars against Uri Nissani, the DFNS Company and against the Rizzo Company before the court in California, USA (hereinafter: the "Guggenheim Suit").

5.2	At the same time, Guggenheim filed a debt claim before the Liquidator of Achidatex in the sum of NIS 22,353,354 for the same (alleged) debt which is the subject matter of the Guggenheim Claim.

6.	The Sources of the Creditors' Arrangement

6.1	The sources of the Creditors' Arrangement of DFNS are as follows:

6.1.1
For the full and final discharge of the Guggenheim Claim and/or any claim and/or demand towards the Officeholders and/or towards AIG of any kind and sort, and subject to the approval of the letter of exemption of the DFNS Arrangement (attached hereto as Appendix 1 of this Arrangement and constituting an integral part hereof), AIG will pay the Arrangement Fund a final and total sum of NIS 100,000 (hereinafter: the "AIG Payment for the DFNS Arrangement").

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6.1.2	The Controlling Interest will pay the Arrangement Fund of DFNS a total and final sum of 200,000 NIS (hereinafter: the "Nissani Payment to the DFNS Arrangement").

7.	The Principles of the Proposed Arrangement

7.1	Below are the principles of the Arrangement of the DFNS Company, with its creditors:

7.1.1	The payment of the expenses of the Arrangement (including publication, translations, etc.) and so on.

7.1.2	The payment of legal expenses of the office of Pfeiffer Hamilton (for the representation of the Guggenheim Claim) in the sum of 35,000 US dollars.

7.1.3
The balance of the sources of the Arrangement will be divided between the creditors of the DFNS Company, pari passu, in accordance with the approved debt claims and except for Guggenheim who shall only receive a dividend in the group of the personal guarantee holders in the Achidatex Arrangement.

7.1.4
The Creditors' Arrangement will include a full final and irrevocable exemption from all past debts towards the receivers of the exemption (as defined in the letter of exemption of the DFNS Arrangement) and all the legal proceedings will be stopped and/or dismissed.

8.	The Ruling on the Debt Claims for Purposes of Distribution

8.1	The distribution of funds will be made in effect for each group of creditors only after the ruling of the Trustee on the Arrangement or purposes of distribution in the debt claims of the creditors.

8.2
The Trustee for the Arrangement will provide his ruling on the debt claims in the matter of the classification of the credit and the extent of the debt for distribution purposes within 120 days from the date of the approval of the Creditors' Arrangement by the court, or from the date at which all the information and/or necessary documents have been provided, at his discretion, for the ruling on the debt claims, according to the later of the two.

9.	The Debt Claims Mechanism

9.1	The data on the debts which will be used for the execution of the Creditors' Arrangement will be as shall be determined by the Trustee in accordance with that as detailed below.

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9.2
The DFNS Company will publish a notice inviting the creditors of the DFNS Company, alleging a debt in it, to file proof of debt on their behalf by no later than 3 days before the date of the convening of the creditors' meetings, whilst all proof of debt filed by the above said date (hereinafter: the "Last Date") will be deemed to be claims filed on time.

9.3
Proof of debt filed after the Last Date, for which no extension of time has been given, will not be accepted and the creditors of these debts will not have any right of claim and/or demand against the Company and/or the Trustee and/or the Arrangement Fund, unless it is determined otherwise by the court.

9.4
The Trustee may demand documents and/or the information required by it, at its exclusive discretion, for ruling on the proof of debt, and if such is not provided within the stipulated time, the Trustee will be entitled to rule on the proof of debt in accordance with the information and/or documents available to it or to dismiss the proof of debt, fully or partially, as it shall deem appropriate.

9.5
The Trustee will deliver his ruling on the debt claims in the matter of the classification of the debt and the extent of the debt for the purpose of distribution, within 120 days from the date of the approval of the Arrangement by the court, or from the date at which all the information and/or relevant documents have been provided, at his discretion, for the ruling on the debt claims, according to the later of the two.

9.6	A creditor who is interested in appealing against the ruling of the Trustee will be entitled to do so within 30 days from the date at which he receives the ruling of the Trustee.

9.7
The debts of the creditors will only be paid from the sources of the Arrangement and in accordance with the provisions of this Creditors' Arrangement. All of the debts of the Company, which were not included in the framework of the debts for the creditors, will be null and void and anyone who institutes proceedings to realize any right of claim and/or demand against the Company and/or against any of the receivers of the exemption (as defined in the letter of exemption) will be null and void.

10.	Realization of the Creditors' Arrangement

10.1
The payments to the creditors will be made in accordance with and subject to the instructions of the court and considering the appeals which may be lodged on the rulings of the Trustee in the debt claims.

10.2	The financial sources which shall accumulate in the Trustee's fund will be used for the payment to creditors in accordance with the Arrangement and the amounts, as detailed above in this Arrangement.

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10.3
The payment to the creditors will be done in accordance with the availability of the sources in the Arrangement Fund, subject to the collection of monies into the Arrangement Fund, and subject to the actual receipt thereof.

10.4
In cases involving payment to a creditor upon the receipt of a tax invoice from the creditor and a payment of VAT for this amount, the amount will be paid from the Arrangement Fund only after the receiving of the VAT return (including by way of setoff) by the Company and forwarding it by the Company to the Arrangement Fund.

10.5
Advocate Flamer will be appointed as Trustee for the execution of the Creditors' Arrangement and within this framework he will be vested with all the powers involved in the execution of the Creditors' Arrangement.

11.	General Provisions

11.1
All the above said falls within the definition of an estimate and is conditional on the actual collection into the Trustee's fund of the monies owing to the Arrangement Fund on time. Accordingly, the distribution of the monies is subject, inter alia, to the changes relating to the debt claims which shall be approved by the Trustee, for revenues which will be received in accordance with this arrangement, and for tax liabilities which shall apply, if any, and all subject to the provisions of this Arrangement. That stated in this section will take precedence over any specific agreement entered into with any of the creditors.

11.2	The Trustee shall be entitled, at his discretion, to dismiss and/or bring forward, payments to any of the creditors, fully or partially.

11.3
Upon approval of this Arrangement and subject to its provisions, all the creditors of the Company, of any kind and/or sort, including ordinary creditors, creditors with preferential rights, guaranteed creditors, creditors holding a personal guarantee, employees and/or any credit of any kind and sort, including creditors holding a debt or liability, present or future, certain or conditional, applicable to the Company up until the date of the order or which shall apply to it in the future due to the undertakings before the date of the order, waive any claim and/or demand and/or suit towards the Company and/or towards any of the DFNS Companies and/or towards the Controlling Interest and/or towards any receiver of an exemption, and all of this as detailed in the wording of the letter of exemption attached to this Arrangement as Appendix 1, and without derogating from any of the provisions of the letter of exemption.

11.4
The claims and legal proceedings of any kind and sort, including execution of judgment proceedings, which have been filed and/or which shall be opened for debts which have been created up to the date of the order by any of the creditors of the Company and/or any of its shareholders, against the Company, whether in Israel or outside of Israel and/or against any of the companies of the DFNS Group and/or against any of the Controlling Interests and/or against any of the office holders of the Company of the DFNS Group, will be dismissed and discharged. The Trustee and/or the Company and/or any of the Companies of the DFNS Group and/or the Controlling Interest will be entitled to file applications before the relevant judicial instances in this matter, for the discharge of the proceedings.

9

11.5
Any Officeholder and/or shareholder of the Company, hereby declares and confirms that they do not have, and shall not have, and hereby irrevocably waive any right, cause of action, claim or demand against the Trustee and/or his staff, for or in connection with any matter relating to the Company and/or their actions in connection with the Company including for this Arrangement, its execution and anything involved or related to it, whether directly or indirectly, so long as the Trustee has acted in accordance with the provisions of the law and in good faith.

11.6
The approval of this Creditors' Arrangement by the required majority in accordance with law and by the court is a condition for the execution of the AIG Payment and the execution of the Nissani Payment to the DFNS Arrangement.

11.7
The coming into force of the Creditors' Arrangement is a condition precedent for the coming into force of the validity of the undertaking of AIG and the controlling interest for the Creditors' Arrangement.

11.8
The letter of exemption constitutes an integral part of the Creditors' Arrangement, and the approval of the Arrangement is like the approval of the letter of exemption attached hereto as Appendix 1 of the Arrangement. The letter of exemption will be approved by the court and this approval will constitute a condition for the coming into force of the Arrangement.

11.9	The court will be authorized to hear everything relating to this Arrangement.

11.10
It is agreed that that stated in this Arrangement is for the purpose of settlement only and that no use shall be made of it, and that stated therein, shall not be binding on any of the parties, so long as the arrangement has not been approved by the court.

-  END -

10

Letter of Exemption and Waiver

1.	This appendix shall detail the terns of exemption which shall be granted within the framework of the Creditors Arrangement, and subject to its approval by the court and its coming into force.

2.
For the avoidance of doubt, in this matter “Creditors’ Arrangement” shall mean the Creditors’ Arrangement of DEFENSE INDUSTRIES INTERNATIONAL INC. (hereinafter: the “Company” or “DFNS”), as shall be approved and ratified in a valid judgement by the Court within the framework of Dissolution File 19612-12-15, including the appendices attached to it.

3.
The granters of the exemption hereby grant the receivers of the exemption (as such terms are defined below), with a full, final, absolute and irrevocable exemption from any demand and/or claim of any kind and sort, including pending court claims against any of the receivers of the exemption (as defined below), for an act and/or omission and/or undertaking relating to the Company and/or its activities (including, and without derogating from the generality of that stated in connection with the “certain issues”, as defined below), and any of its subsidiaries and/or affiliated companies and/or companies held by the Company through its subsidiary,, for which the alleged cause of action lies in the period preceding the date of the approval of the Creditors’ Arrangement by the court, whether known or unknown, and (further to and without derogating from the above said), a full exemption from any third party notice and/or claim for indemnification and/or reimbursement, etc., which shall be filed against any of the receivers of the exemption, as defined below, by any third party, including a third party who is a defendant or respondent in an action which has been filed before or which shall be filed after the approval of the Creditors’ Arrangement by the court and for which the alleged cause of action against the third party arose prior to the date of the approval of the Creditors’ Arrangement by the court, all in connection with an act and/or omission relating to the Company and/or its activities (including in connection with certain issues, as defined below) and/or for all the companies of the group, including, but not exclusively, a subsidiary of the Company and/or any company held by the Company through its subsidiary an/or any affiliated company, regardless of whether the act and/or omission establishing a cause of action for the demand and/or claim and/or suit are known at the time of the filing of the application for dissolution of the Company or will be known by the date of the approval of the Creditors’ Arrangement by the Court, or not (hereinafter: the “Exemption”). It is clarified that the exemption will apply, in such a way so that all claims and/or demands and/or suits of the receivers of the exemption, of any kind and sort, towards the granters of the exemption, will also be discharged.

4.
The exemption will be given to (a) Mr. Uri Nissani, ID No. 052013224; and (b) Ms. Rechela Locker ID No. 025013806; and to (c) the AIG Israel Insurance Co. Ltd. (AIG); And an exemption will be given to (d) the Company, to the Mayotext Co. Ltd. Co. No. 511461360 (under a creditors’ arrangement), to the Philcar Co. Ltd., Co. No. 511025462 (under a creditors’ arrangement), to the Export Erez Co. Ltd., Co. No. 510943921 (under a creditors’ arrangement), to the Mayosar Technologies Ltd., Co. No. 514213594, to the Isorad I.R. Optics Co. ltd., Co. No. 514216233, to the Achiam Investments Ltd. Co. No. 514452895, to the Achidatex Nazareth Elite (1977) Co. Ltd. (In Liquidation), to the Export Erez Inc., to the Rizzon Inc. (above and below, hereinafter jointly referred to as; “the Group Companies”) and to office holders and/or shareholders and/or controlling interests and/or employees and/or service providers of any of the Group Companies (past or present); (hereinafter all jointly referred to as: the “Receivers of the Exemption”).

5.
The exemption from claims as detailed above, will be given, as the case may be, by the Company and/or by the Liquidator and/or the Trustee, the employees and office holders in the Company, past and present, the advisers and service providers to the Company, their agents, including the creditors of the Company and/or anyone on their behalf, including an officer of the court and any other receiver of an exemption (present or past) (hereinafter: the “Granters of the Exemption”).

6.
The exemption to the Receivers of the Exemption will come into force at the time of the coming into force of the Creditors’ Arrangement and subject to the approval of the court, including approval of this letter of exemption, as part of the Creditors’ Arrangement. The exemption will be subject to the making of the AIG Payment to the DFNS Arrangement, and the Nissani Payment to the DFNS Arrangement (as defined in the Creditors Arrangement).

7.
Without derogating from the above said, it is clarified that should any of the receivers of the Exemption institute any legal proceedings against any of the other Receivers of the Exemption, then the exemption which was given to the imitator of the proceedings will be cancelled (and against the initiator only) and the other Granters of the Exemption will reserve all claims against it/him/her.

8.
Without derogating from the generality of the above said, the “certain issues” will include, inter alia, also to the following issues: Civil proceedings to which any of the Receivers of the Exemption are party, including, but not exclusively, the proceedings being conducted within the framework of Civil Claim 11318-04-17 Achidatex Nazareth Elite (1977) Ltd. (In Liquidation) versus Uri Nissani et al; the proceedings in Civil Claim 40628-06-17 Sela Properties versus Uri Nissani et al; the Guggenheim Claim in the court in California and any issue and/or claim and/or demand and/or suit relating (directly or indirectly) to the contracting and/or the negotiations and/or the transaction and/or the agreement between the Company and the Receivers of the Exemption or anyone of them; Any claim and/or demand and/or suit relating to the Past Debt/s, as defined in the Creditors’ Arrangement; any claim and/or demand and/or suit relating to Mr. Uri Nissani and/or Ms. Rechela Locker and the Company and/or any of the Group Companies and/or any of the Company’s shareholders and/or the Group Companies and/or the office holders on behalf of the Company and/or any of the Group Companies; Claims of any kind and sort relating to the Company and/or its activities and/or its rights and/or any claim and/or suit and/or demand, whether certain or conditional, present or future, monetary or otherwise, fixed or not, including contractual claims, claims in tort, claims pursuant to the provisions of the Companies Law, piercing of the corporate veil, organisational theory, unjustified enrichment, class action suits or derivative claims, including pursuant to Section 373 and/or 374 of the Companies Ordinance, 5743 - 1983.

2

Liquidation Proceedings 19612-12-15

Name of Creditor:          ______________________________________
Address of Creditor: ______________________________________
Tel:          ______________________; Fax:          _____________________

Proof of Debt

In the matter of:          DEFENSE INDUSTRIES INTERNATIONAL INC (the "Company")

Affidavit

I, the undersigned, __________________________ ID No./Passport No.:  __________________ of ______________________________________ hereby declare that as at the date of the submission of this proof of debt, , the Company owed me the amount of: ___________________________________________ (in words: ___________________________________________________________) in respect of:
__________________________________________________________________________________________________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________________
(specify the consideration)

I also hereby declare that, to the best of my knowledge and belief, neither I nor anyone acting on my behalf received the above-mentioned amount or any part thereof, and I have no collateral of any type or kind to secure the payment of the same or any part thereof save for:
__________________________________________________________________________________________________________________________________________
(describe collateral)

As proof of the debt, I attach hereto the following documents:
__________________________________________________________________________________________________________________________________________

I declare that this is my name, this is my signature and that the contents of this my affidavit are correct.

_______________________________	____________________________
Date	Signature of Affiant

Affidavit

I, the undersigned, ______________________________
Hereby declare that all the facts which I stated in my proof of debt are the truth, the whole truth and nothing but the truth.

________________________________
Signature of Affiant

I the undersigned,
Adv. ____________________________
ID No.: ______________________
Hereby certify that on ___ day of__________, there appeared before me __________________________________
who is known to me personally, and after I warned them that they must state the truth and of the penalties imposed by law if they do not state the truth, they confirmed before me the correctness of the affidavit above, including their authority to sign in the name of the entity, and signed the same before me.

______________________________
Signature of Advocate

For Office Use

Approved for Voting:

NIS __________________________________________________

____________________________________
Signature

Approved for Dividend:

NIS:_________________________________________ preference right
NIS: _________________________________________ regular debt

Trustee Signature: _______________________________

Companies Regulations (Application for Compromise or Settlement), 5762-2002
Form 14
(Regulation 25 (c)(5))

The District Court in Nazareth      Dissolution File 19612-12-15

And In Re:           DEFENSE INDUSTRIES INTERNATIONAL INC.

C/o:          Adv. Shaul Kottler
Of 144 A Menahem Begin Rd. Tel Aviv 6492102, Israel
Tel.: 972-3-6935644 Fax: 972-3-6955565
E.Mail: shaul@kotler-law.co.il

Adv. C/o:  The Liquidator of Achidatex - Adv. Amir Flamer
E.Mail: mali@flamerlaw.co.il

Creditor’s Consent for a Settlement or an Arrangement1

I, the undersigned  _____, ID No. __, in the name of the creditor - ______ -,___do hereby request of the chairman of the meeting to record my position in the minutes of the settlement or the arrangement as proposed by the Company, as follows:

I have filed debt claim in the sum of NIS __________________, and I am an
Ordinary creditor
Guaranteed creditor
Preferred creditor
Employee

I am a shareholder at the rate of _____________.
I am in favour of accepting the Company’s proposal as given to me.
I am against accepting the Company’s [proposal] as given to me.
My reservations against the proposal are as follows:
I agree to any amendment to the proposal as agreed upon by the majority of the creditors in my group.
I object to any amendment of the proposal even if it may be beneficial to the creditors.

Date:

(signature)

Certification of Signature

I, the undersigned, hereby certify that Mr./Ms. ________________________ holder of ID Card _________ known to me personally, signed on the above document before me.

___________________________________
(Name of Certifier), Adv.

1* Published Kovetz Takanot (Collection of Regulations) 5762 (2012) No. 6178 Dated 27.6.200 [sic]. Page 868.